UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

Stratasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 937-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approval of the Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan

On May 8, 2008, we held our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) at which our stockholders approved the Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan (the “2008 Plan”). Our Board of Directors, on the recommendation of its Compensation Committee, and subject to stockholder approval at the Annual Meeting, adopted the 2008 Plan on February 19, 2008.

The 2008 Plan authorizes the issuance of up to 1,000,000 shares of our common stock. The Compensation Committee of our Board of Directors will administer the 2008 Plan, unless the Board delegates administration of the 2008 Plan to one or more other committees of the Board or otherwise permits a senior executive officer to make certain grants under the 2008 Plan, subject to limits imposed by the Board.

Employees, directors, consultants, advisors and independent contractors are eligible to receive awards under the 2008 Plan. Awards may consist of stock options, stock appreciation rights, stock units, stock grants, performance shares, performance units, or other cash-based or equity awards. The 2008 Plan will terminate on May 8, 2018.

The foregoing summary of the Plan, and a more detailed summary set forth in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2008 (the “2008 Proxy Statement”), are qualified in their entirety by reference to the full text of the 2008 Plan, which is included as Appendix A to the 2008 Proxy Statement.

Item 8.01	Other Events

On May 8, 2008, we held our 2008 Annual Meeting of Stockholders. According to the preliminary tabulation, more than 94% of our shares outstanding were present in person or by proxy.

Proposal 1 related to the election of directors. At the meeting, all seven of the incumbent director nominees were elected for a term expiring at the next Annual Meeting of Stockholders, and when their respective successors are elected and qualified. According to preliminary results of the voting, each nominee received the affirmative vote of holders of more than 94% of the shares present and voting at the meeting, including “withhold” instructions. The directors elected at our annual meeting were:

  S. Scott Crump
  Ralph E. Crump
  Edward J.Fierko
  John McEleney
  Clifford H. Schwieter
  Arnold J. Wasserman, and
  Gregory L. Wilson

Proposal 2, to approve the Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan, received the votes of a majority of the shares present and entitled to vote and was approved. Please refer to Item 5.02, above, for additional information.

These were the only items submitted to a vote of the stockholders at our 2008 Annual Meeting of Stockholders.

Information regarding the final voting results on matters submitted to a vote of security holders will be included in our Report on Form 10-Q for the second quarter of 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stratasys, Inc. 2008 Long-Term Performance and Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by the Registrant on March 31, 2008).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: June 12, 2008	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Chief Financial Officer